EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-78379, 333-35484, 333-99251, and 333-116062 on Form S-8 and Registration Statement No. 333-91954 on Form S-3, of StanCorp Financial Group, Inc., of our report dated June 26, 2007, appearing in this Annual Report on Form 11-K of The Standard 401(k) Plan for the Year ended December 31, 2006.

/s/ DELOITTE & TOUCHE LLP
DELOITTE & TOUCHE LLP

Portland, Oregon
June 26, 2007